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                                                                      Exhibit 23


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-55553 of Fifth Third Bancorp on Form S-8 of our report dated June 16, 2000, appearing in this Annual Report on Form 11-K of The Fifth Third Bancorp Master Profit Sharing Plan for the year ended December 30, 1999.



/s/ Deloitte & Touche LLP

Cincinnati, Ohio
June 27, 2000